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News Release


                             FOR: GLOBAL PHARMACEUTICAL CORPORATION
                                      Company Contact:
                                           Barry R. Edwards
                                           President and Chief Executive Officer
                                           Global Pharmaceutical Corporation
                                           (215) 289-2220
                             FOR: IMPAX PHARMACEUTICALS, INC.
                                      Company Contact:
                                           Larry Hsu Ph.D.
                                           President and Chief Operating Officer
                                           (510) 471-3600
                                      Investor Relations Contact:
                                           Donna Stein/Cindy Reid/Jill Meleski
                                           Morgen-Walke Associates
                                           (212) 850-5600

FOR IMMEDIATE RELEASE                 Press Contact:
---------------------                      Gregory Tiberend
                                           Morgen-Walke Associates
                                           (212) 850-5600




       GLOBAL PHARMACEUTICAL CORPORATION AND IMPAX PHARMACEUTICALS, INC.
                           ANNOUNCE MERGER AGREEMENT

Philadelphia, PA and Hayward, CA, July 27, 1999--Global Pharmaceutical Corporation (Nasdaq: GLPC), a specialty generic pharmaceutical company, and Impax Pharmaceuticals, Inc., a privately held drug delivery company, today announced that they have entered into a definitive merger agreement. Under the terms of the agreement, unanimously approved by the Boards of Directors of both companies, Global will acquire all of Impax's outstanding stock in exchange for an aggregate of 31,571,274 shares of Global Common Stock and Preferred Stock. The transaction, which is intended to be tax-free, is valued at over $120 million, based on Global's closing price yesterday of $3.875 per common share.

The newly merged Company will combine the advanced drug delivery systems developed by Impax Pharmaceuticals with Global Pharmaceutical's manufacturing, marketing and sales capabilities. The new Company will continue to expand development of niche and controlled release generics while accelerating the development of branded products.

Once the merger is completed, the merged company will be renamed Impax Laboratories, Inc., headquartered in Hayward, CA. Charles Hsiao Ph.D. will be Chairman of Impax Laboratories, Inc., Barry R. Edwards and Charles Hsiao will serve as co-Chief Executive Officers of the Company, and Larry Hsu Ph.D. will be its President and Chief Operating Officer.

Morgen [ ] Walke    Investor Relations and
                    Corporate Communications

A S S O C I A T E S   I N C.



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Principal Offices:
380 Lexington Avenue       One Boston Place        5430 UN Freeway          44 Montgomery Street        20, rue des Pyramades
50th Floor                 Suite 2660              Suite 1600               6th Floor                   75001 Paris FRANCE
New York, NY 10168         Boston, MA 02108        Dallas, TX 73240         San Francisco, CA 94104     Tel: (33-1) 47 03 65 10
Phone: 212.890.5600        Phone 617.747.3600      Phone: 972.663.9390      Phone: 415.296.7383         Fax: (33-1) 47 03 93 58
Fax: 213.850.5700          Fax: 617.747.3636       Fax: 972.663.9321        Fax: 415.296.0446
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The strategic mission for the newly merged entity is to become a leader in the specialty pharmaceutical area by leveraging its considerable scientific expertise in drug delivery technologies. The Company will have two marketing divisions for pharmaceutical products: its Global Pharmaceuticals division will market multi-source products, while the Impax Pharmaceuticals division will be responsible for marketing a line of branded products that will be built through a combination of licensing, acquisitions and internal development.

Over the past four years, Impax Pharmaceuticals has developed a firm foundation from which to grow. Impax has three issued or pending patents in drug delivery technologies while its founders, Charles Hsiao Ph.D. and Larry Hsu Ph.D., have over 15 drug delivery patents to their credit. Impax has several institutional shareholders including Chemical Company of Malaysia, China Development Industrial Bank, and President (BVI) International Investment Holdings.

"This merger is indicative of a growing industry trend to marry special drug delivery techniques with traditional pharmaceutical manufacturing. Our goal is to build Impax Laboratories into a leading drug delivery company by concentrating on the development, manufacturing and marketing of both proprietary and multi-source pharmaceutical products utilizing Impax's drug delivery technologies," stated Charles Hsiao, Ph.D. Chairman and Chief Executive Officer of Impax Pharmaceuticals, Inc. "Combining Impax's technical expertise with Global's manufacturing and marketing capabilities provides the foundation for our future success and enhances our ability to create lasting shareholder value."

Barry R. Edwards, President and Chief Executive Officer of Global Pharmaceutical Corporation, added, "We are very pleased to have reached an agreement with Impax and believe this merger will create many new growth opportunities. The merged company will have a broader product line, increased manufacturing and development capacity and over $12 million in cash. The combination of Global and Impax is an excellent strategic fit that extends our base business into the high value drug delivery area. Combining our niche generic business with Impax's controlled release technologies will create an exciting new player in the specialty pharmaceutical arena."

Larry Hsu Ph.D., President and Chief Operating Officer of Impax Pharmaceuticals, Inc. remarked, "We envision significant synergies by merging the two companies. Combined, we will have five pending applications under FDA review, more than a dozen products in active development, and a number of development and licensing agreements with other pharmaceutical companies including several international agreements. Looking forward, the synergies should continue to grow as we expand our technology and manufacturing capabilities."

The transaction, expected to be completed in the fourth quarter of 1999, is subject to approval by stockholders and regulatory agencies, and customary closing conditions. Impax shareholders holding a majority of the outstanding shares of Impax stock have executed an irrevocable proxy voting in favor of the merger. Global has received an opinion from Gruntal & Co., L.L.C. that the consideration being paid to the shareholders of Impax is fair, from a financial point of view, to Global's common stockholders.




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Impax Pharmaceuticals, Inc. was founded by Charles Hsiao Ph.D. and Larry Hsu
Ph.D. in 1995. The Company is primarily involved in the formulation of controlled release solid oral pharmaceutical products. Since the Company's inception, it has applied its technological expertise in three core business areas: formulation of multi-source controlled release pharmaceuticals, development of new products with an emphasis on off-patent drugs that can be improved through formulation into modified release dosage forms, and collaboration with major pharmaceutical companies by providing product development services.

Global Pharmaceutical Corporation is a specialty pharmaceutical company engaged in the development, manufacture and marketing of solid, oral, generic prescription drug products primarily targeting niche markets. The Company is headquartered at its 113,000 square foot research and manufacturing facility located in Philadelphia, Pennsylvania.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this release contain information that is not historical, these statements are essentially forward looking and are subject to risks and uncertainties, including the difficulty of predicting FDA approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.